UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2025
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Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 3, 2025, Kodiak Gas Services, Inc. (the “Company”) issued a press release announcing a quarterly cash dividend of $0.41 per share of common stock payable on February 21, 2025 to holders of record as of the close of business on February 14, 2025 (the “Common Stock Dividend”) and, in conjunction with the Common Stock Dividend, Kodiak Gas Services, LLC, a subsidiary of the Company (“Kodiak Services”) declared a distribution on its units of $0.41 per unit payable on February 21, 2025 to all unitholders of record of Kodiak Services as of the close of business on February 14, 2025. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

No.	Description
99.1	Press Release of Kodiak Gas Services, Inc. dated February 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: February 3, 2025	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary